Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 12, 2020 with respect to the consolidated financial statements and financial statement schedules included in the Annual Report of Select Interior Concepts, Inc. on Form 10-K for the year ended December 31, 2019.  We consent to the incorporation by reference of said report in the Registration Statement of Select Interior Concepts, Inc. on Form S-8 (File No. 333-227510).

/s/ Grant Thornton LLP

Los Angeles, California

March 12, 2020